Exhibit 99.1

                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                          Omaha, Nebraska 68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036



                  WERNER ENTERPRISES ANNOUNCES PLANNED
                           MANAGEMENT CHANGES

Omaha, Nebraska, February 18, 2011:
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      Werner  Enterprises, Inc. (Nasdaq:  WERN),  one  of  the  nation's
largest   transportation and logistics companies, announced  today  that the Board of Directors has approved several planned management changes that will become effective following the Company's annual stockholder meeting that is currently expected to be held on May 10, 2011.

      Clarence  L. (C.L.) Werner, 73, will step down from  his  role  as
Chairman  and  will  become Chairman Emeritus.   Mr.  C.L.  Werner  will
continue to serve on the Company's Board of Directors.

      Gary L. Werner, 53, will become Chairman, moving from his current role as Vice Chairman. Mr. Gary L. Werner intends to continue to serve on the Company's Board of Directors. Mr. Gary L. Werner has more than 30 years of experience with Werner Enterprises.

      Gregory L. Werner, 51, will become Vice Chairman and will retain his current leadership role as Chief Executive Officer, a position he assumed in February 2007. Mr. Gregory L. Werner also intends to continue to serve on the Company's Board of Directors. Mr. Gregory L. Werner has more than 30 years of experience with Werner Enterprises.

      Derek J. Leathers, 41, will become President and Chief Operating Officer. Mr. Leathers currently serves as the Company's Chief Operating Officer and President of Werner Global Logistics. Mr. Leathers has more than 20 years of experience in the transportation and logistics industry and 12 years of experience with Werner Enterprises in various executive positions throughout the Company.

      The breadth and depth of the entire Werner executive management team enable C.L. Werner to reduce his role in the company he started in 1956 as a sole proprietor. C.L. was the Company's first driver and built the Company from a one-man, one truck operation into a nearly $2 billion public company. C.L. Werner, who is the Company's largest shareholder with over 30% ownership of the Company's outstanding shares, will remain involved in managing the Company as a member of the Company's Board of Directors.

       "Gary, Greg, Derek and I have worked closely together in successfully growing Werner Enterprises for many years. I am extremely confident in their abilities and the abilities of our entire Werner team. Our Company and management team is very well positioned with a rock solid foundation, and they are prepared to take Werner Enterprises to much higher levels and improved performance in the years to come. My health is excellent, and I intend to stay involved as a member of the Company's Board of Directors," said C.L. Werner.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated; medium-to-long-haul, regional and local van; expedited; temperature-controlled; and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, and international services. International services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.

     Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the Company's website at www.werner.com.

     This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2009. For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.